                   CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                           MONTHLY SERVICER'S REPORT


                                            Settlement Date           3/31/2004
                                            Determination Date        4/12/2004
                                            Distribution Date         4/15/2004


I.      All Payments on the Contracts                                                                                  755,242.47
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             38,943.68
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                            0.00
V.      Servicer Monthly Advances                                                                                        9,625.32
VI.     Distribution from the Reserve Account                                                                                0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                                741.99
VIII.   Transfers to the Pay-Ahead Account                                                                               (641.66)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                             0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                            (1.63)
X.      Deposits in error                                                                                                    0.00
Total available amount in Collection Account                                                                          $803,910.17
                                                                                                                    ==============

DISTRIBUTION AMOUNTS                                                          Cost per $1000
----------------------------------------------------                          --------------

1.    (a)  Class A-1 Note Interest Distribution                                                         0.00
      (b)  Class A-1 Note Principal Distribution                                                        0.00
             Aggregate Class A-1 Note Distribution                              0.00000000                                   0.00

2.    (a)  Class A-2 Note Interest Distribution                                                         0.00
      (b)  Class A-2 Note Principal Distribution                                                        0.00
            Aggregate Class A-2 Note Distribution                               0.00000000                                   0.00

3.    (a)  Class A-3 Note Interest Distribution                                                         0.00
      (b)  Class A-3 Note Principal Distribution                                                        0.00
            Aggregate Class A-3 Note Distribution                               0.00000000                                   0.00

4.    (a)  Class A-4 Note Interest Distribution                                                         0.00
      (b)  Class A-4 Note Principal Distribution                                                        0.00
           Aggregate Class A-4 Note Distribution                                0.00000000                                   0.00

5.    (a)  Class A-5 Note Interest Distribution                                                         0.00
      (b)  Class A-5 Note Principal Distribution                                                        0.00
            Aggregate Class A-5 Note Distribution                               0.00000000                                   0.00

6.    (a)  Class A-6 Note Interest Distribution                                                         0.00
      (b)  Class A-6 Note Principal Distribution                                                        0.00
            Aggregate Class A-6 Note Distribution                               0.00000000                                   0.00

7.    (a)  Class B Note Interest Distribution                                                      11,790.26
      (b)  Class B Note Principal Distribution                                                    608,129.62
            Aggregate Class B Note Distribution                                 58.20843944                             619,919.88

8.    (a)  Class C Note Interest Distribution                                                      98,822.83
      (b)  Class C Note Principal Distribution                                                          0.00
            Aggregate Class C Note Distribution                                 5.70833312                              98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                           8,095.85
       (b)  Reimbursement of prior Monthly Advances                                                22,608.51
               Total Servicer Payment                                                                                   30,704.36

10.  Deposits to the Reserve Account                                                                                    54,463.10

Total Distribution Amount from Collection Account                                                                     $803,910.17
                                                                                                              ====================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                     0.00
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                           0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                        0.00
                                                                                                                   ============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                          0.82
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)               0.81
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                        1.63
                                                                                                                   ============

                       INTEREST
--------------------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @                         5.845%                                      0.00
        (b) Class A-2 Notes    @                         6.028%                                      0.00
        (c) Class A-3 Notes    @                         6.140%                                      0.00
        (d) Class A-4 Notes    @                         6.250%                                      0.00
        (e) Class A-5 Notes    @                         6.420%                                      0.00
        (f) Class A-6 Notes    @                         6.500%                                      0.00
                     Aggregate Interest on Class A Notes                                                                  0.00
        (g) Class B Notes @                              6.680%                                                      11,790.26
        (h) Class C Notes @                              6.850%                                                      98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                          0.00
        (b) Class A-2 Notes                                                                          0.00
        (c) Class A-3 Notes                                                                          0.00
        (d) Class A-4 Notes                                                                          0.00
        (e) Class A-5 Notes                                                                          0.00
        (f) Class A-6 Notes                                                                          0.00
        (g) Class B Notes                                                                            0.00
        (h) Class C Notes                                                                            0.00

3.   Total Distribution of Interest                                     Cost per $1000
                                                                    ------------------
        (a) Class A-1 Notes                                               0.00000000                     0.00
        (b) Class A-2 Notes                                               0.00000000                     0.00
        (c) Class A-3 Notes                                               0.00000000                     0.00
        (d) Class A-4 Notes                                               0.00000000                     0.00
        (e) Class A-5 Notes                                               0.00000000                     0.00
        (f) Class A-6 Notes                                               0.00000000                     0.00
               Total Aggregate Interest on Class A Notes                                                                     0.00
        (g) Class B Notes                                                 1.10706667                                    11,790.26
        (h) Class C Notes                                                 5.70833312                                    98,822.83



                       PRINCIPAL
--------------------------------------------------------
                                                                    No. of Contracts
                                                                    ------------------
1.   Amount of Stated Principal Collected                                                   263,432.74
2.   Amount of Principal Prepayment Collected                                 29            337,808.29
3.   Amount of Liquidated Contract                                            3               6,888.59
4.   Amount of Repurchased Contract                                           0                   0.00

       Total Formula Principal Distribution Amount                                                                      608,129.62

5.   Principal Balance before giving
     effect to Principal Distribution                                                     Pool Factor
                                                                                          -----------
        (a) Class A-1 Notes                                                                0.0000000                          0.00
        (b) Class A-2 Notes                                                                0.0000000                          0.00
        (c) Class A-3 Notes                                                                0.0000000                          0.00
        (d) Class A-4 Notes                                                                0.0000000                          0.00
        (e) Class A-5 Notes                                                                0.0000000                          0.00
        (f) Class A-6 Notes                                                                0.0000000                          0.00
        (g) Class B Notes                                                                  0.1988743                  2,118,011.42
        (h) Class C Notes                                                                  1.0000000                 17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                   0.00
        (g) Class B Notes                                                                                                     0.00
        (h) Class C Notes                                                                                                     0.00


7.   Principal Distribution                                             Cost per $1000
                                                                        --------------
        (a) Class A-1 Notes                                               0.00000000                                          0.00
        (b) Class A-2 Notes                                               0.00000000                                          0.00
        (c) Class A-3 Notes                                               0.00000000                                          0.00
        (d) Class A-4 Notes                                               0.00000000                                          0.00
        (e) Class A-5 Notes                                               0.00000000                                          0.00
        (f) Class A-6 Notes                                               0.00000000                                          0.00
        (g) Class B Notes                                                57.10137277                                    608,129.62
        (h) Class C Notes                                                 0.00000000                                          0.00


8.   Principal Balance after giving
     effect to Principal Distribution                                                     Pool Factor
                                                                                          -----------
        (a) Class A-1 Notes                                                                0.0000000                          0.00
        (b) Class A-2 Notes                                                                0.0000000                          0.00
        (c) Class A-3 Notes                                                                0.0000000                          0.00
        (d) Class A-4 Notes                                                                0.0000000                          0.00
        (e) Class A-5 Notes                                                                0.0000000                          0.00
        (f) Class A-6 Notes                                                                0.0000000                          0.00
        (g) Class B Notes                                                                  0.1417729                  1,509,881.80
        (h) Class C Notes                                                                  1.0000000                 17,312,029.25



                       POOL DATA
--------------------------------------------------------
                                                                                                    Aggregate
                                                                         No. of Contracts  Principal Balance
                                                                         ----------------  ------------------
1.   Pool Stated Principal Balance as of 3/31/2004                                732      18,821,911.05

2.   Delinquency Information                                                                                 % Delinquent
                                                                                                             ------------
              (a) 31-59 Days                                                       11         300,575.61          1.597%
              (b) 60-89 Days                                                        2          37,822.51          0.201%
              (c) 90-119 Days                                                       1           8,215.58          0.044%
              (d) 120 Days +                                                        0               0.00          0.000%

3.   Contracts Repossessed during the Due Period                                    2         317,900.14

4.   Current Repossession Inventory                                                 3         403,031.84

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                   3           6,888.59
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                             38,943.68
                                                                                             ------------
       Total Aggregate Net Losses for the preceding Collection Period                                                   -32,055.09

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       45,703.73

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)            617                                 5,411,523.62

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                            8.857%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               98.989

                   TRIGGER ANALYSIS
--------------------------------------------------------

1.   (a)  Average 60+ Delinquency Percentage                                  2.150%
     (b)  Delinquency Percentage Trigger in effect ?                                         NO

2.   (a)  Average Net Loss Ratio                                              0.015%
     (b)  Net Loss Ratio Trigger in effect ?                                                 NO
     (c)  Net Loss Ratio (using ending Pool Balance)                          0.078%

3.   (a)  Servicer Replacement Percentage                                    -0.119%
     (b)  Servicer Replacement Trigger in effect ?                                           NO



                     MISCELLANEOUS
--------------------------------------------------------

1.   Monthly Servicing Fees                                                                                               8,095.85

2.   Servicer Advances                                                                                                    9,625.32

3.    (a)  Opening Balance of the Reserve Account                                                                     5,227,527.85
      (b)  Deposits to the Reserve Account                                                          54,463.10
      (c)  Investment Earnings in the Reserve Account                                                2,657.27
      (d)  Distribution from the Reserve Account                                                         0.00
      (e)  Ending Balance of the Reserve Account                                                                      5,284,648.22

4.   Specified Reserve Account Balance                                                                                5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                       3,410.04
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                               641.66
      (c)  Investment Earnings in the Pay-Ahead Account                                                  1.63
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                            (741.99)
      (e)  Ending Balance in the Pay-Ahead Account                                                                        3,311.34
